Exhibit 99.1
Member Audio/Web Conference November 3, 2010

2 Data set forth in these slides includes unaudited data. This document contains "forward-looking statements"- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," or "will." These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. Forward looking statements by their nature address matters that are, to different degrees, uncertain. Actual performance or events may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, other than temporary impairment of investment securities, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products and consolidated obligations, general economic conditions (including effects on among other things, mortgage-backed securities), applicable Bank policy requirements for retained earnings levels and the ratio of market value of equity to par value of Bank capital stock, the Bank's ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements), business and capital plan adjustments and amendments, legislative and regulatory actions or approvals, interest-rate volatility, our ability to appropriately manage our cost of funds and the cost- effectiveness of our funding, hedging and asset-liability management activities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. This document also contains non-GAAP financial information. Because of the nature of (1) OTTI charges, (2) the gains (losses) on sales of OTTI securities and (3) the contingency reserve and gains on derivatives and hedging activities resulting from the Lehman-related activities, the Bank believes that adjusting net income for these items and evaluating the results as adjusted for these items (which the Bank defines as "core earnings") is important in order to understand how the Bank is performing with respect to its primary business operations and to provide meaningful comparisons to prior periods. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Cautionary Statement Regarding Forward- Looking Information and Adjusted Information

3 Financial Highlights - Statement of Operations (in millions)

4 Quarterly Core Earnings (in millions)

5 Financial Highlights - Selected Balance Sheet (in millions) (in millions)

6 Advance Trend

# OTTI – Third Quarter 2010

## *OTTI Process*

- FHLBank System-wide platform, modeling assumptions and OTTI Governance Committee to ensure consistency

## *Assumption Changes*

- Slight decline in projection of future delinquencies and defaults in collateral supporting Prime 2006 & 2007 vintage bonds

## *Security Performance*

- Overall portfolio performance measured by 60+ day delinquencies is stabilizing
- Certain Alt-A 2007 and 2006 vintage bonds continue to experience deterioration
- Credit enhancement levels continue to decline

7

8 Net OTTI Recognized At September 30, 2010, 48 securities with a par value of $2.9 billion, or 54%, of the total PLMBS portfolio were other-than-temporarily impaired No new CUSIPs were determined to be other-than-temporarily impaired in the third quarter 201031 securities had improved cash flows in the third quarter 2010Realized first cash loss in third quarter 2010 totaling approximately $2.5 millionOf the $111 million OTTI credit losses recorded in the second quarter 2010, $92 million related to Prime 2007 and 2006 vintages (in millions)

9 Key Issues Affecting OTTI Default frequency - the projected default frequency of performing loans within the collateral poolLoss severities - the expected severity of the loss incurred upon selling the home (which varies depending on geographic location and servicer foreclosure practices) Housing price changes - the projected change in housing prices in varying regions of the countryPrepayment assumptions - the expected speed of voluntary and involuntary prepayments for the collateral of the securityTiming and projected path of all of the above assumptions Credit loss estimates are highly dependent on various modeling assumptions, such as the following:

10 PLMBS Portfolio - Ratings and Price

11 PLMBS Portfolio - Fair Value Breakdown (in millions)

12 Capital and Risk-Based Requirements Second quarter 2010 capital classification "adequately capitalized." However, our regulator has expressed concerns regarding our level of retained earnings.

# Excess Stock Repurchased

- Repurchased 5% of total capital stock or approximately $200 million excess capital stock at the end of October 2010 -
  - Effective date: October 28
  - Payment date: October 29

- No significant impact on:
  - Risk and capital adequacy measures
  - Member's excess ownership percentage

- Quarterly decisions for any future repurchases and/or dividend payment will be based on the following:
  - MV/CS > 85%
  - Positive GAAP earnings which are sustainable for the foreseeable future
  - Increased retained earnings
  - Reduced AOCI levels
  - Adequate excess regulatory capital

13

14 Questions?